EXHIBIT 4.6

                           OPTIONAL CASH PURCHASE FORM


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                           OPTIONAL CASH PURCHASE FORM


NATIONAL BANCORP OF ALASKA, INC.

                                             --------------------------------
                                                   COMPLETE THIS FORM
                                               FOR OPTIONAL CASH PURCHASE
                                             --------------------------------

Account No.: _______________

Taypayer ID: _______________

[name & address of shareholder]           OPTIONAL CASH PURCHASE: $ ___________
                                          Make checks or money orders payable to
                                          "National Bank of Alaska Trust
                                          Department, Plan Administrator." Your
                                          account number should be noted on your
                                          check. MINIMUM OPTIONAL CASH PURCHASE:
                                          $50.00; MAXIMUM OPTIONAL CASH
                                          PURCHASE: $10,000 IN ANY CALENDAR
                                          QUARTER.


           Complete and send this card and the accompanying check to:

                    National Bank of Alaska Trust Department
                               Plan Administrator
                  Dividend Reinvestment and Stock Purchase Plan
                       301 West Northern Lights Boulevard
                             Anchorage, Alaska 99510